CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lithium Exploration Group, Inc.

We hereby consent to the use of our Report of Independent Registered Public Accounting Firm, dated October 14, 2011, on our audit of the financial statements of Lithium Exploration Group, Inc. as of June 30, 2011 and for the period from May 31, 2006 (date of inception) through June 30, 2011, in the Registration Statement on Form S-1/A dated December 22, 2011.

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
December 22, 2011